UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2003

Cost Plus, Inc.

(Exact name of registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Fourth Street, Oakland, California	94607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 893-7300

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) List of Exhibits

Exhibit Number	Description

Exhibit 99.1	Press Release of Cost Plus, Inc. dated May 22, 2003.

ITEM 9.  REGULATION FD DISCLOSURE (pursuant to Item 12)

In accordance with SEC Release No. 33-8216, the following information, intended to be furnished under “Item 12, Results of Operations and Financial Condition,” is instead furnished under “Item 9, Regulation FD Disclosure.”

On May 22, 2003, Cost Plus, Inc. issued a press release regarding its first quarter sales and earnings data, and updated second quarter and full year earnings guidance. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

Date: May 22, 2003	By:	/s/ JOHN J. LUTTRELL
John J. Luttrell
Senior Vice President and
Chief Financial Officer